UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2026
__________________
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 12, 2026, The Home Depot, Inc. (the “Company” or “Home Depot”) announced that Edward P. Decker, Chair, President and Chief Executive Officer (“CEO”), will take a temporary medical leave from his role. In connection therewith, the Company announced that the Board of Directors (the “Board”), in alignment with Mr. Decker’s recommendation, has chosen two long-time Home Depot executives to oversee the operations of the Office of the CEO during the period of his absence: Ann-Marie Campbell, Senior Executive Vice President, is providing oversight of Home Depot’s day-to-day operations; Richard V. McPhail, Executive Vice President and Chief Financial Officer, is providing oversight of the Company’s financial management and Pro subsidiaries and has been designated as interim principal executive officer for purposes of the rules and regulations of the Securities Exchange Commission. Gregory D. Brenneman, in his role as independent lead director, is chairing the Board during the period of Mr. Decker’s absence.
Ms. Campbell, age 61, has been Senior Executive Vice President of the Company since November 2023. Ms. Campbell began her career with the Company in 1985 as a cashier and has held roles of increasing responsibility during her tenure. From October 2020 to October 2023, she served as Executive Vice President – U.S. Stores and International Operations, from February 2016 to October 2020, she served as Executive Vice President – U.S. Stores, from January 2009 to February 2016, she served as Division President of the Southern Division, and from December 2005 to January 2009, she served as Vice President – Vendor Services.
Mr. McPhail, age 56, has been Executive Vice President and Chief Financial Officer of the Company since September 2019. From August 2017 through August 2019, he served as Senior Vice President, Finance Control and Administration of the Company, from August 2014 to September 2017, he served as Senior Vice President, Finance, and from March 2013 to August 2014, he served as Senior Vice President, Global FP&A, Strategy, and New Business Development. Mr. McPhail joined the Company in 2005 and served in roles of increasing responsibility in finance, strategy and business development from May 2005 to March 2013.
At this time, no changes have been made to Ms. Campbell or Mr. McPhail’s compensation related to their assumption of the responsibilities of the Office of the CEO. Neither Ms. Campbell nor Mr. McPhail has any family relationship with any of the Company’s executive officers or directors, nor has either engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On August 12, 2026, the Company issued a press release announcing the changes described above. The press release is attached as Exhibit 99.1 and incorporated by reference in this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release of The Home Depot, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: August 12, 2026	By:	/s/ Teresa Wynn Roseborough
	Name:	Teresa Wynn Roseborough
	Title:	Executive Vice President, General Counsel and Corporate Secretary
3